Exhibit 28(j)(i)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A, Post-Effective Amendment No. 23 to File No. 33-66262; Amendment No. 24 to File No. 811-07896) of GAMCO Global Series Funds, Inc. of our report dated February 25, 2010 included in the 2009 annual report to shareholders.


                                                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
April 27, 2010